EXHIBIT (23)(b)
Consents of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 8, 2005, with respect to the consolidated financial statements of Westcorp and subsidiaries, Westcorp management’s assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Westcorp and subsidiaries incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Wachovia Corporation for the registration of shares of its common stock.
We also consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 8, 2005, with respect to the consolidated financial statements of WFS Financial Inc and subsidiaries, WFS Financial Inc management’s assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting of WFS Financial Inc and subsidiaries incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Wachovia Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Los Angeles, California
October 17, 2005